UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2008

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2008, Equity One, Inc. announced that it has agreed to contribute seven properties to its existing joint venture with Global Retail Investors, LLC in a transaction valued at approximately $197.4 million.  In addition to its ten percent continuing interest in the joint venture, Equity One expects to realize net proceeds of approximately $129.8 million following the contribution of all seven properties.  The proceeds will be used to fund existing development and redevelopment projects, decrease leverage, fund opportunistic acquisitions and other general corporate purposes.

The contribution portfolio includes two regional centers, three supermarket anchored shopping centers and two retail strip centers located in three states.  At December 31, 2007, the properties were 97.7% occupied.

The initial contribution of the following five properties occurred on April 1, 2008:

Property	Location	Size (in square feet)	Major tenants
Concord Shopping Center	Miami, Florida	298,986	Winn-Dixie, Home Depot, Big Lots and Dollar Tree
The Shoppes at Quail Roost	Miami, Florida	73,550	Publix
The Shoppes of Ibis	West Palm Beach, Florida	79,420	Publix
The Shoppes of Sunset	Miami, Florida	21,704
The Shoppes of Sunset II	Miami, Florida	27,767

At subsequent closings to occur following the defeasance or assumption of existing mortgage indebtedness, and subject to other closing conditions, the following properties will be contributed to the joint venture:

Property	Location	Size (in square feet)	Major tenants
Presidential Marketplace	Snellville, Georgia	396,408	Target, Publix, Marshalls, and Bed Bath & Beyond
Sparkleberry Square	Columbia, South Carolina	339,051	Kohl’s, Kroger, Ross Dress for Less, Pier 1 Imports, and Circuit City

As previously announced, Equity One entered into the joint venture with Global Retail Investors, LLC, an entity formed by an affiliate of First Washington Realty, Inc. and The State of California Public Employees’ Retirement System, in February 2008 to invest in shopping centers throughout the United States. The joint venture is 90% owned by GRI and 10% owned by Equity One. Equity One has agreed to manage and lease properties acquired by the joint venture. As its first investment, the joint venture acquired Airpark Plaza, a Publix-anchored shopping center with Home Depot Expo, Office Depot and Starbucks, located in Miami, Florida.  Following the contribution of the seven properties, the joint venture will comprise approximately 1.4 million square feet of retail properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: April 4, 2008	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary